                                                                      EXHIBIT 11


                          PHYCOR, INC. AND SUBSIDIARIES

              Statement regarding computation of per share earnings

         Three months and nine months ended September 30, 1997 and 1996

                  (In thousands, except for earnings per share)





                                                      THREE MONTHS ENDED   NINE MONTHS ENDED
                                                         SEPTEMBER 30,       SEPTEMBER 30,
                                                      -----------------    -----------------
                                                        1997      1996      1997      1996
                                                      -------    ------    ------    ------

Earnings per common share:

    Net earnings                                      $15,040     9,073    41,053    25,182
                                                      =======    ======    ======    ======

    Earnings per share                                $   .22       .15       .61       .42
                                                      =======    ======    ======    ======

    Weighted average common
         shares outstanding                            69,072    60,843    66,853    60,555
                                                      =======    ======    ======    ======

Earnings per common share, assuming full dilution:

    Net earnings                                      $15,040     9,073    41,053    25,182
                                                      =======    ======    ======    ======

    Earnings per share                                $   .22       .15       .61       .42
                                                      =======    ======    ======    ======

    Weighted average common
         shares outstanding                            75,006    67,380    72,694    66,325
                                                      =======    ======    ======    ======


Note: The convertible debentures were not included in the calculation of the fully diluted earnings per share since the effect of inclusion would be antidilutive.